Exhibit 4.2

EXECUTION

NETAPP, INC.,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of September 29, 2017

$400,000,000 of 2.000% Senior Notes due 2019

and

$400,000,000 of 3.300% Senior Notes due 2024

THIS THIRD SUPPLEMENTAL INDENTURE (the “Third Supplemental Indenture”) is dated as of September 29, 2017 between NETAPP, INC., a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of December 12, 2012, (the “Base Indenture” and, as supplemented by the Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B. Pursuant to Board Resolution, the Company has authorized the issuance of $400,000,000 aggregate principal amount of 2.000% Senior Notes due 2019 (the “2019 Notes”) and $400,000,000 aggregate principal amount of 3.300% Senior Notes due 2024 (the “2024 Notes” and together with the 2019 Notes, the “Notes”).

C. The entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Company desires to enter into this Third Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.01(a)(10) and 2.02 of the Base Indenture.

E. All things necessary to make this Third Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE 1

Section 1.01. Terms of the Notes.

The following terms relate to the Notes:

(a) The 2019 Notes shall constitute a series of securities having the title of “2.000% Senior Notes due 2019,” and the 2024 Notes shall constitute a separate series of securities having the title “3.300% Senior Notes due 2024”.

(b) The aggregate principal amounts of the 2019 Notes (the “Initial 2019 Notes”) and the 2024 Notes (the “Initial 2024 Notes” and together with the Initial 2019 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $400,000,000 and $400,000,000, respectively. The Company may from time to time, without the consent of the Holders of the applicable series of Notes, issue additional 2019 Notes (in any such case, “Additional 2019 Notes”) or additional 2024 Notes (in any such case, “Additional 2024 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2019 Notes or the Initial 2024 Notes, as applicable. Any Additional 2019 Notes and the Initial 2019 Notes and any Additional 2024 Notes and the Initial 2024 Notes, as the case may be, shall each constitute a single series under the Indenture and all references to the 2019 Notes shall include the Initial 2019 Notes and any Additional 2019 Notes and all references to the 2024 Notes shall include the Initial 2024 Notes and any Additional 2024 Notes, unless the context otherwise requires; provided that if such Additional 2019 Notes or Additional 2024 Notes are not fungible with the Initial 2019 Notes or Initial 2024 Notes, as applicable, for U.S. federal income tax purposes, the applicable Additional Notes will have a separate CUSIP number. The aggregate principal amounts of the Additional 2019 Notes and Additional 2024 Notes shall be unlimited.

(c) The entire Outstanding principal of the 2019 Notes shall be payable on September 27, 2019, and the entire Outstanding principal of the 2024 Notes shall be payable on September 29, 2024.

(d) The rate at which the 2019 Notes shall bear interest shall be 2.000% per year. The date from which interest shall accrue on the 2019 Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from September 29, 2017. The Interest Payment Dates for the 2019 Notes shall be March 27 and September 27 of each year, beginning March 27, 2018. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the March 12 and September 12 prior to each Interest Payment Date (with respect to the 2019 Notes, each a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(e) The rate at which the 2024 Notes shall bear interest shall be 3.300% per year. The date from which interest shall accrue on the 2024 Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from September 29, 2017. The Interest Payment Dates for the 2024 Notes shall be March 29 and September 29 of each year, beginning March 29, 2018. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the March 14 and September 14 prior to each Interest Payment Date (with respect to the 2024 Notes, each a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A (2019 Notes) and Exhibit B (2024 Notes), which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(g) Either series of Notes may be redeemed in whole or in part at the option of the Company prior to their respective maturity dates, as provided in Section 1.03 hereof.

(h) The Notes will not have the benefit of any sinking fund.

(i) Except as provided herein, the holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j) The Notes will be general unsecured and unsubordinated obligations of the Company and will be ranked equally among themselves.

(k) The Notes are not convertible into shares of common stock or other securities of the Company.

(l) The restrictive covenant set forth in Section 1.04 hereof shall be applicable to the Notes.

(m) The Designated Currency of the Notes shall be Dollars.

Section 1.02. Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of its direct or indirect subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Voting Stock of the Company; or (4) the Company consolidates with, or merges with or into, any “person” (as defined above), or any “person” (as defined above) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the outstanding Voting Stock of such other “person” (as defined above) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving “person” (as defined above) or parent entity thereof immediately after giving effect to such transaction. Notwithstanding the foregoing, a transaction shall not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of another person and (b) immediately following that transaction, a majority of the Voting Stock of such person is held by the direct or indirect holders of the Voting Stock of the Company immediately prior to such transaction and in substantially the same proportion as immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 2019 Notes or the 2024 Notes to be redeemed, as applicable, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2019 Notes or the 2024 Notes to be redeemed, as applicable.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date, (a) the arithmetic average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of those quotations.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by the Company as Independent Investment Banker (initially, J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.03 of this Third Supplemental Indenture.

“Optional Redemption Price” when used with respect to any Note to be redeemed at the Company’s option, means the price at which it is to be redeemed pursuant to Section 1.03(b) or Section 1.03(c), as the case may be, of this Third Supplemental Indenture.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date of the first public announcement by the Company of the occurrence of a Change of Control (or pending Change of Control).

“Ratings Event” means the occurrence of the events described in (a), (b) or (c) below during the period commencing on a Rating Date and ending 60 days following the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the applicable Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the applicable Notes shall be reduced so that the applicable Notes are rated below Investment Grade by both Rating Agencies, (b) in the event the applicable Notes (1) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency on the Rating Date, the rating of the applicable Notes by such Rating Agency rating the Notes as Investment Grade shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories) so that the applicable Notes are then rated below Investment Grade by both Rating Agencies or (2) are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the applicable Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories) or (c) fewer than two Rating Agencies provide a rating for the Applicable Notes.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors and (ii) two other nationally recognized investment banking firms (or their affiliates) that the Company selects in connection with the particular redemption, and their respective successors, provided that if at any time any of the above is not a primary U.S. Government securities dealer in the United States, the Company will substitute that entity with another nationally recognized investment banking firm that the Company selects that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Optional Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Optional Redemption Date but for such redemption; provided, however, that, if such Optional Redemption Date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Optional Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Treasury Rate” means, for any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity, computed as the third business day immediately preceding that Optional Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

Section 1.03. Optional Redemption.

(a) The provisions of Article Three of the Base Indenture, as amended by the provisions of this Third Supplemental Indenture, shall apply to the Notes with respect to this Section 1.03.

(b) The Notes shall be redeemable in whole or in part at any time prior to September 27, 2019, in the case of the 2019 Notes, and July 29, 2024, in the case of the 2024 Notes, at the Company’s option. Upon redemption of Notes of either series pursuant to this Section 1.03(b), the Company shall pay an Optional Redemption Price equal to the greater of:

(i) 100% of the aggregate principal amount of the Notes to be redeemed, and

(ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 10 basis points, in the case of 2019 Notes, and 20 basis points, in the case of the 2024 Notes plus, in addition to such Optional Redemption Price, in each case, accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date. Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Optional Redemption Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable record date pursuant to the Notes and the Indenture.

(c) The 2024 Notes shall also be redeemable in whole or in part at any time on or after July 29, 2024 and prior to their maturity date at the Company’s option. Upon redemption of the 2024 Notes pursuant to this Section 1.03(c), the Company shall pay an Optional Redemption Price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date. Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Optional Redemption Date shall be payable on the applicable Interest Payment Date to the Holders of such 2024 Notes registered as such at the close of business on the applicable record date pursuant to the 2024 Notes and the Indenture.

(d) On and after the Optional Redemption Date for the Notes, interest shall cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Optional Redemption Price and accrued interest, if any. On or before 12:00 p.m., New York City time, on the Optional Redemption Date for the Notes, the Company shall deposit with the Trustee or a paying agent funds sufficient to pay the Optional Redemption Price of the Notes to be redeemed on the Optional Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued and unpaid interest, if any. If less than all of a series of Notes are to be redeemed, the Notes shall be redeemed in accordance with Section 3.02 of the Base Indenture.

(e) Notice of any optional redemption shall be electronically delivered or mailed at least 30 days but not more than 60 days before the Optional Redemption Date to each holder of the Notes to be redeemed; provided, however, that the Company shall notify the Trustee of the Optional Redemption Date at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall be provided in accordance with Section 3.02 of the Base Indenture; provided that, in lieu of mailing, notices may be electronically delivered to Holders of the Notes at their last electronic mailing addresses as they shall appear upon the Security Register. If the Optional Redemption Price cannot be determined at the time such notice is to be given, the actual Optional Redemption Price, calculated as described above in clause (b), shall be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two (2) Business Days prior to the Optional Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date.

Section 1.04. Additional Covenant.

The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain Outstanding:

(a) Change of Control Repurchase Event.

(i) If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company shall have exercised its option to redeem the Notes in full, as set forth in Section 1.03 of this Third Supplemental Indenture, or the Company shall have defeased the Notes or have satisfied and discharged the Notes, as set forth in Article XI of the Base Indenture, the Company shall make an offer (the “Change of Control Offer”) to each holder of the Notes to repurchase any and all of such holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000), plus accrued and unpaid interest, if any, on the Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, or, at the option of the Company, prior to any Change of Control, but after the public announcement of such Change of Control, the Company shall mail or electronically deliver notice to the Holders of the Notes (with a copy to the Trustee), which shall (A) describe the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event; (B) offer to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically delivered (the “Change of Control Payment Date”); (C) state the instructions, as determined by the Company, that a Holder must follow in order to have its Notes repurchased; and (D) state that the offer to repurchase is conditioned on the Change of Control Repurchase Event, if mailed or electronically delivered prior to the date of consummation of the Change of Control. Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable on the applicable Interest Payment Date to the Securityholders of such Notes registered as such at the close of business on the applicable record date pursuant to the Notes and the Indenture.

(ii) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(A) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(B) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(C) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating (1) the aggregate principal amount of each series of Notes being repurchased, (2) that all conditions precedent contained herein to make a Change of Control Offer have been complied with and (3) that the Change of Control Offer has been made in compliance with the Indenture.

(iii) Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event, if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(iv) If Holders of not less than 95% in aggregate principal amount of the applicable series of Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Repurchase Event and the Company, or any third party making an offer to purchase the Notes upon a Change of Control Repurchase Event in lieu of the Company pursuant to Section 1.04 purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior written notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes of that series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

(v) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of this Section 1.04, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.04 by virtue of any such conflict.

Section 1.05. Events of Default.

With respect to the Notes, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(a) default in the payment of the principal or any premium on any Note of that series when due (whether at maturity, upon acceleration, redemption or otherwise);

(b) default for 30 days in the payment of interest on any Note of such series when due;

(c) failure by the Company to observe or perform any term of the Indenture (other than those referred to in (a) or (b) above and other than a covenant or agreement included in this Third Supplemental Indenture not for the benefit of such series) for a period of 60 days after the Company receives a notice of default stating that the Company is in breach. The notice must be sent by either the Trustee or Holders of not less than 25% of the principal amount of the Notes of the affected series;

(d) failure by the Company to repurchase the Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 1.04 of this Third Supplemental Indenture;

(e) the entry by a court having competent jurisdiction of:

(i) an order for relief in respect of the Company in an involuntary proceeding under any Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ii) a final and non-appealable order appointing a Custodian, of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days;

(f) the commencement by the Company of a voluntary proceeding under any Bankruptcy Law or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any Bankruptcy Law or the filing by the Company of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors;

(g) (i) a failure to make any payment at maturity, including any applicable grace period, of any indebtedness of the Company (other than indebtedness of the Company owing to any of its direct or indirect Subsidiaries) in an amount in excess of $100,000,000 and continuance of this failure to pay or (ii) a default on any indebtedness of the Company (other than indebtedness owing to any of its direct or indirect Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of Outstanding Notes of such series (including any Additional Notes), provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured.

ARTICLE 2

MISCELLANEOUS

Section 2.01. Definitions.

Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.02. Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including, without limitation, the legal and covenant defeasance provisions set forth in Section 11.03; provided that references in Section 11.03 of the Base Indenture to “Holders” shall be deemed to be to “beneficial owners.” The Base Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.03. Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.04. Governing Law.

This Third Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.05. Separability.

In case any provision in this Third Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.06. Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.07. No Benefit.

Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Third Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

NETAPP, INC.

By:	/s/ Ronald J. Pasek
Name: Ronald J. Pasek
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula M. Oswald
Name: Paula M. Oswald
Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF 2.000% SENIOR NOTES DUE 2019

[Insert the Global Security legend, if applicable]

NETAPP, INC.

2.000% SENIOR NOTES DUE 2019

No. [ ]	$[ ]
CUSIP No. [ ]
ISIN No. [ ]

NetApp, Inc., a Delaware corporation, for value received, promises to pay to [            ] or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) on September 27, 2019.

Interest Payment Dates: March 27 and September 27

Record Dates: March 12 and September 12

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

NETAPP, INC.

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date:
U.S. Bank National Association, as Trustee

By:
Authorized Signatory

NETAPP, INC. 2.000% SENIOR NOTE DUE 2019

(Reverse of Note)

NetApp, Inc.

2.000% Senior Notes due 2019

This security is one of a duly authorized series of debt securities of NetApp, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of December 12, 2012 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of September 29, 2017 (the “Third Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Third Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Third Supplemental Indenture, as applicable.

1.	Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 2.000%. The Company will pay interest semi-annually on March 27 and September 27 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, Optional Redemption Date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be March 27, 2018. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2.

Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Change of

Control Offer, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.	Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its direct or indirect wholly-owned subsidiaries may act in any such capacity.

4.	Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “2.000% Senior Notes due 2019”, initially limited to $400,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture. Requests may be made to: NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089, Attention: General Counsel.

5.	Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.03 of the Third Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6.	Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem this Security or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000) of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event, or, at the option of the Company, prior to any Change of Control but after the public announcement of the Change of Control, the Company shall send, by first class mail or electronic delivery, a notice to each Holder, in accordance with Section 1.04(a)(i) of the Third Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7.	Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 30 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.	Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9.	Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10.	Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11.	Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Third Supplemental Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Third Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12.	Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13.	No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14.	Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.	Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

16.	Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.	Governing Law. The Base Indenture, the Third Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.04(a) of the Third Supplemental Indenture, check the box:

☐    Section 1.04(a) Change of Control Repurchase Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.04(a) of the Third Supplemental Indenture, state the amount: $            .

Date:	Your Signature: (Sign exactly as your name appears on the other side of the Security) Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT B

FORM OF 3.300% SENIOR NOTES DUE 2024

[Insert the Global Security legend, if applicable]

NETAPP, INC.

3.300% SENIOR NOTES DUE 2024

No. [ ]	$[ ]
CUSIP No. [ ]

ISIN No. [            ]

NetApp, Inc., a Delaware corporation, for value received, promises to pay to [            ] or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) on September 29, 2024.

Interest Payment Dates: March 29 and September 29

Record Dates: March 14 and September 14

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

NETAPP, INC.

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date:

U.S. Bank National Association,
as Trustee

By:

Authorized Signatory

NETAPP, INC. 3.300% SENIOR NOTE DUE 2024

(Reverse of Note)

NetApp, Inc.

3.300% Senior Notes due 2024

This security is one of a duly authorized series of debt securities of NetApp, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of December 12, 2012 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of September 29, 2017 (the “Third Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Third Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Third Supplemental Indenture, as applicable.

1.	Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 3.300%. The Company will pay interest semi-annually on March 29 and September 29 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, Optional Redemption Date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be March 29, 2018. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2.

Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Change of

Control Offer, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.	Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its direct or indirect wholly-owned subsidiaries may act in any such capacity.

4.	Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “3.300% Senior Notes due 2024”, initially limited to $400,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture. Requests may be made to: NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089, Attention: General Counsel.

5.	Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.03 of the Third Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6.	Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem this Security or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000) of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event, or, at the option of the Company, prior to any Change of Control but after the public announcement of the Change of Control, the Company shall send, by first class mail or electronic delivery, a notice to each Holder, in accordance with Section 1.04(a)(i) of the Third Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7.	Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 30 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8.	Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9.	Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10.	Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11.	Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Third Supplemental Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Third Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12.	Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13.	No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14.	Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.	Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

16.	Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.	Governing Law. The Base Indenture, the Third Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                 agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.04(a) of the Third Supplemental Indenture, check the box:

☐	Section 1.04(a) Change of Control Repurchase Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.04(a) of the Third Supplemental Indenture, state the amount: $            .

Date:	Your Signature: (Sign exactly as your name appears on the other side of the Security) Tax I.D. number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-10